Exhibit 5.1

[GENERAL MILLS LETTERHEAD]

June 23, 2004

General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, MN 55344

Re:	General Mills, Inc.
Registration Statement on Form S-3
(initially filed June 23, 2004)

Ladies & Gentlemen:

     I am Senior Vice President and General Counsel of General Mills, Inc., a Delaware corporation (the “Company”). I and those under my supervision have acted as counsel to the Company in connection with a Registration Statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offering and sale by the Company from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of up to $2.5 billion aggregate public offering price, without allocation as to class of securities, of (a) debt securities of the Company, consisting of unsecured notes, debentures or other evidences of indebtedness, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”); (b) shares of the common stock, par value $0.10 per share, of the Company (“Common Stock”), together with the associated rights to purchase shares of the Company’s Series B Participating Cumulative Preference Stock (the “Rights”); (c) shares of the cumulative preference stock, no par value, of the Company (“Preference Stock”), in one or more series; (d) depositary shares representing fractional interests in Preference Stock (the “Depositary Shares”); (e) securities warrants to purchase Debt Securities (the “Debt Warrants”), Preference Stock (the “Preference Stock Warrants”), Common Stock (the “Common Stock Warrants”), or securities of a third party (the “Third Party Warrants,” and together with the Debt Warrants, Preference Stock Warrants and the Common Stock Warrants, the “Warrants”) or any combination thereof; (f) purchase contracts for the purchase or sale of, or the cash value of which is determined by reference or linked to, the performance, level or value of the Debt Securities, Common Stock, Preference Stock, Depositary Shares, Warrants or debt or equity securities of one or more third parties (the “Purchase Contracts”); (g) purchase units, consisting of a Purchase Contract and Debt Securities, Common Stock, Preference Stock or the debt securities, common stock of preferred stock of any third party (the “Purchase Units”); and (h) units of a combination of two or more of the securities described in clauses (a) through (g) above (the “Units”); and (ii) the offering and sale by an affiliate of Diageo plc (the “Selling Stockholder”) from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of up to 49,907,680

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June 23, 2004

shares of common stock. The Debt Securities, Common Stock, Preference Shares, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Units are herein collectively referred to as the “Offered Securities.”

     The Senior Debt Securities, if issued, are to be issued pursuant to an indenture in the form of Exhibit 4.1 to the Registration Statement (as such may be amended from time to time, the “Senior Debt Indenture”), dated February 1, 1996, by and between the Company and U.S. Bank National Association (f/k/a U.S. Bank Trust National Association, which is f/k/a First Trust of Illinois, National Association), as trustee (the “Trustee”). The Subordinated Debt Securities, if issued, are to be issued pursuant to an indenture in the form of Exhibit 4.2 to the Registration Statement (as such may be amended from time to time, the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”), to be entered into between the Company and the Trustee. The Rights will be issued pursuant to the Rights Agreement, dated as of December 11, 1995, as amended by Amendment No. 1 thereto dated as of July 16, 2000 (as it may be further amended from time to time, the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as rights agent, and will be issued only with, and initially will be represented only by the certificates for and transferable only with, shares of Common Stock.

     In connection with this opinion, I and those under my supervision have examined such corporate records, certificates and other documents, including, among others, the Restated Certificate of Incorporation of the Company, the By-Laws, as amended, of the Company, the Registration Statement, the Rights Agreement and the Indentures, and such questions of law as I have considered necessary or appropriate for the purpose of this opinion. In making such examination and rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, and the conformity to original documents of all documents submitted to me as certified or photocopied copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. I have relied as to matters of fact (but not legal conclusions), to the extent I deem proper, on certificates of responsible officers of the Company and of public officials.

     Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, I am of the opinion that:

     1. Debt Securities. When (i) the applicable Indenture (and any supplemental indenture) to be entered into between the Company and the Trustee has been duly authorized, executed and delivered by the parties thereto; (ii) all requisite corporate action has been taken by the Company, the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company pursuant to the provisions of the Indenture (and any supplemental indenture) to fix and approve the terms of the Debt Securities, including the establishment of the form or

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June 23, 2004

forms of certificates representing the Debt Securities pursuant to the provisions of the applicable Indenture (and any supplemental indenture); and (iii) the Debt Securities have been duly executed and authenticated and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, in each case, in accordance with the provisions of the applicable Indenture (and any supplemental indenture) and in the manner described in the corporate action, such Debt Securities (including Debt Securities duly issued upon conversion, exercise or exchange of any Offered Securities that are convertible into or exercisable or exchangeable for Debt Securities) will be validly issued and will constitute valid and binding obligations of the Company. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Offered Securities.

     2. Common Stock. When (i) all requisite corporate action, including the adoption of appropriate resolutions of the Board of Directors or a duly authorized committee thereof, has been taken by the Company to authorize the issuance of any shares of Common Stock and the consideration to be received therefor, and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such resolutions of the Board of Directors, in the manner described in such resolutions of the Board of Directors, and assuming that the Company has a sufficient number of shares of Common Stock reserved for such issuance, such shares of Common Stock (including any Common Stock duly issued upon conversion, exercise or exchange of any Offered Securities that are convertible into or exercisable or exchangeable for Common Stock) will be validly issued, fully paid and non-assessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Offered Securities.

     2. Preference Stock. When (i) all requisite corporate action, including the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, has been taken by the Company to establish the terms of and to authorize the issuance of any shares of any series of Preference Stock, the consideration to be received therefor and a form of certificate evidencing such shares of such series, (ii) a certificate setting forth the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions (the “Certificate of Designations”) of such series has been duly executed and filed with the Secretary of State of the State of Delaware, and (iii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such resolutions of the Board of Directors, in the manner described in such Board Resolutions, and assuming that the Company has a sufficient number of shares of such series of Preference Stock reserved for issuance, such shares of such series of Preference Stock (including any Preference Stock duly issued upon conversion, exercise or exchange of any Offered Securities that are convertible into or exercisable or exchangeable for Preference Stock) will be validly issued, fully paid and non-assessable. The Preference Stock covered in

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the opinion in this paragraph includes any Preference Stock that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Offered Securities.

     4. Depositary Shares. When (i) the terms of the deposit agreement under which the Depositary Shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, (ii) all requisite corporate action by the Company and its appropriate officers, including the adoption of appropriate resolutions of the Board of Directors of the Company or a duly authorized committee thereof, has been taken by the Company to establish the terms of and to authorize the issuance of the Preference Shares deposited pursuant to the deposit agreement, and to authorize a form of certificate evidencing such Preference Shares, and the Certificate of Designations of such Preference has been duly executed and filed with the Secretary of State of the State of Delaware, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (iv) the Preference Stock represented by the Depositary Shares has been duly delivered to the depositary and (v) the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preference Stock in accordance with the deposit agreement and issued and sold, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as a part of a Unit or upon exercise or otherwise pursuant to the terms of any other Offered Securities.

     5. Warrants. When (i) all requisite corporate action has been taken by the Company and its appropriate officers to establish the terms of and to authorize the issuance of any series of Warrants and to authorize a warrant agreement relating thereto; (ii) with respect to the issuance of Debt Warrants, (a) the Indenture (and any supplemental indenture) under which Debt Securities of any series are to be issued upon the exercise of such Warrants has been duly executed and delivered by the parties thereto, and (b) all requisite corporate action has been taken by the Company, the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company pursuant to the provisions of the applicable Indenture (and any supplemental indenture) to fix and approve the terms of the Debt Securities and to authorize the issuance of such Debt Securities under the applicable Indenture (and any supplemental indenture) upon the exercise of such Warrants and the consideration to be received therefor upon such exercise; (iii) with respect to the issuance of Preference Stock Warrants or Common Stock Warrants, (a) all requisite corporate action by the Company and its appropriate officers, including the adoption of appropriate resolutions of the Board of Directors of the Company or a duly authorized committee thereof, has been taken by the Company to establish the terms of and to authorize the issuance of shares of any series of Preference Stock or to authorize the issuance of any shares of Common Stock, as the case may be, upon the exercise of such Warrants and the consideration to be received therefor upon such exercise, and to authorize a form of certificate evidencing applicable shares of any series of Preference Stock, and (b) the Certificate of

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Designations of any applicable series of Preference Stock has been duly executed and filed with the Secretary of State of the State of Delaware; (iv) with respect to the issuance of Third Party Warrants, (a) the agreement under which such Third Party Warrants are to be issued and the governing documents of the third party security to be issued upon the exercise of such Third Party Warrants have been duly executed and delivered by the parties thereto, and (b) all requisite corporate action has been taken by the Company and its appropriate officers pursuant to the provisions of the agreement under which such Third Party Warrants are to be issued; and (v) the applicable warrant agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Warrants have been duly completed and duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified by such corporate action, in accordance with the applicable warrant agreement and in the manner described in such corporate action, such Warrants will be validly issued and binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

     6. Purchase Contracts. When (i) the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, (ii) the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents, and (iii) such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold, such Purchase Contracts will constitute valid and legally binding obligations of the Company, and any Offered Securities, when duly issued upon conversion, exercise or exchange of any such Purchase Contracts that are convertible into or exercisable or exchangeable for such Offered Securities, will be validly issued, fully paid and non-assessable. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Offered Securities.

     7. Purchase Units. When (i) the terms of the unit agreements under which the Purchase Units are to be issued have been duly established and the unit agreements have been duly executed and delivered, (ii) the terms of such Purchase Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements, (iii) the Purchase Contracts and the other Offered Securities that form a part of the Purchase Units each have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in the appropriate paragraph above, and (iv) such Purchase Units have been duly executed and authenticated and issued and sold, in each case, in accordance with the applicable unit agreements and in the manner described in the Registration Statement, the prospectus and the applicable prospectus supplement, such Purchase Units will constitute valid and legally binding obligations of the Company. The Purchase Units covered by the opinion

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June 23, 2004

in this paragraph include any Purchase Units that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Offered Securities.

     8. Rights. When (i) the Rights have been duly authorized; (ii) such Rights are issued in accordance with the Rights Agreement, together with shares of Common Stock validly issued in the manner contemplated by paragraph 2 above, such Rights will be validly issued.

     For purposes of the relevant opinions above, I have assumed that there shall not have occurred any change in law affecting the validity or enforceability of any Offered Security after the date of this opinion. I have also assumed that none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     My opinions expressed above are subject to the following qualifications:

     (a) I express no opinion as to the effect of (i) any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law, (iii) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, or (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit.

     (b) To the extent that the obligations of the Company under any Indenture (and any supplemental indenture) and all other governing documents under which the Offered Securities are to be issued (the “Governing Documents”) may be dependent upon such matters, I assume for purposes of this opinion that (i) each of the Trustee under such Indenture (and any supplemental indenture) and any third party that is a party to a particular Governing Document (a “Third Party”) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (ii) each of the Trustee and any Third Party is duly qualified to engage in the activities contemplated by such Indenture (and any supplemental indenture) and such Governing Document, as applicable; (iii) such Indenture (and any supplemental indenture) and such Governing Document has been duly authorized, executed and delivered by the Trustee and the appropriate Third Party, as applicable, and constitutes a legally valid, binding and

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enforceable obligation of the Trustee and the appropriate Third Party, as applicable, enforceable against the Trustee and the appropriate Third Party, as applicable, in accordance with its terms; (iv) each of the Trustee and any Third Party is in compliance, generally and, with respect to the Trustee, acting as trustee under such Indenture (and any supplemental indenture), with all applicable laws and regulations; and (v) each of the Trustee and any Third Party has the requisite organizational and legal power and authority to perform its obligations under such Indenture (and any supplemental indenture) and such Governing Document, as applicable.

     (c) I express no opinion as to any obligations that parties other than the Company may have under or in respect of the Offered Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

     The opinions expressed above are limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States that are normally applicable, in my experience, to transactions of this type.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption “Validity of Securities” in the prospectus that is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Siri S. Marshall
Senior Vice President and
     General Counsel